UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2012

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33291	33-0830300
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

10110 Sorrento Valley Road, Suite C San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 909-0736

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2012, we and Tessie M. Che, Ph.D., our Chief Operating Officer and Senior Vice President, reached a mutual agreement that Dr. Che would cease employment with us effective immediately.  Also on January 10, 2012, Dr. Che entered into a separation agreement with us entitling her to receive severance benefits, which will include twenty-four months of salary continuation and reimbursement for medical benefits, an additional cash payment related to a bonus for which she would have been eligible under our 2011 Incentive Compensation Plan, accelerated vesting and extended exercisability of outstanding equity awards and reimbursement for certain expenses.  In exchange for the benefits provided in the separation agreement, Dr. Che has agreed to provide us with a general release of claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

Dated: January 12, 2012	By:	/s/ John D. Prunty

John D. Prunty
Chief Financial Officer (Duly Authorized Officer
and Principal Financial and Accounting Officer)